Exhibit 10.5

SECOND AMENDMENT TO THE

CAREER EDUCATION CORPORATION

1998 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

WHEREAS, Career Education Corporation (the “Company”) has established and maintains the Career Education Corporation 1998 Non-Employee Directors’ Stock Option Plan (the “Plan”), effective as of January 28, 1998, as amended from time to time;

WHEREAS, Section 6.1 of the Plan reserves to the Board (unless otherwise stated in this Amendment, capitalized terms used herein shall have the meaning ascribed to such terms in the Plan) the right to amend the Plan, except to the extent any such amendment would impair the rights of a Participant in the Plan, in which case, the consent of the Participant is required;

WHEREAS, the Board desires to amend the Plan to delete Sections 6.3(b)(3) and 6.3(c) of the Plan as it may relate to all awards outstanding thereunder; and

WHEREAS, the Board has determined that because, upon the occurrence of a Change in Control, application of Sections 6.3(b)(3) and 6.3(c) of the Plan is at the discretion of the Committee, an amendment to delete such sections does not impair the rights of Participants and, therefore, consent of Participants is not required.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the power and authority reserved to the Board by Section 6.1 of the Plan, the Plan be and hereby is amended in the following manner:

I.	Effective as of December 18, 2008, Section 6.3 of the Plan is amended in its entirety to read as follows:

6.3	Special Provisions Regarding a Change in Control. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in an Option Agreement, in the event of a Change in Control:

(a)	Any Stock Options outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(b)	The Committee shall have full discretion, notwithstanding anything herein or in an Option Agreement to the contrary, to do any or all of the following with respect to an outstanding Stock Option:

(1)	To cause any Stock Option to be cancelled, provided notice of at least fifteen (15) days thereof is provided before the date of cancellation;

(2)	To provide that the securities of another entity be substituted hereunder for the Common Stock and to make equitable adjustment with respect thereto;

(3)	[RESERVED].

(4)	To require the assumption of the obligation of the Company under the Plan subject to appropriate adjustment; and

(5)	To take any other action the Committee determines to take.

II.	Except as provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed effective as of December 18, 2008.

CAREER EDUCATION CORPORATION

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